UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          October 14, 2011

mLight Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-169805	27-3436055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9694 Royal Palm Blvd., Coral Springs, FL	33065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	954-856-5718

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

The Company has not been successful in raising additional capital to fulfill our business plan and may have to explore other options in the best interest of our shareholders. This action may include, but may not be limited to, a joint venture or merger that may result in additional dilution to our current shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mLight Tech, Inc.

Date: October 14, 2011	By: /s/ Ed Sanders Ed Sanders President